UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 13, 2008

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02(c)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2008, QuickLogic Corporation (the “Company”) announced the appointment of Ralph S. Marimon to the position of Vice President, Finance effective as of October 13, 2008, and Chief Financial Officer, effective as of November 10, 2008.  Mr. Marimon will be taking over from Carl M. Mills whose transition from the Company was announced on June 10, 2008.  Mr. Mills will continue as Chief Financial Officer until Mr. Marimon assumes the position effective November 10, 2008.

Prior to joining the Company, Mr. Marimon, 51, served as Vice President, Finance and Operations, and Chief Financial Officer of Anchor Bay Technologies, Inc., a fables semiconductor company that designs and produces advanced video processing chips.  In that role, he was responsible for all financial, accounting, IT, facilities and human resources activities.  From 2005 to 2006, Mr. Marimon was Vice President of Finance and Administration and Chief Financial Officer of Tymphany Corporation, a provider of innovative audio transducers.  Prior to that, Mr. Marimon was Vice President of Finance and Chief Financial Officer of Scientific Technologies, Inc., a provider of automation safeguarding products, from 2004 until 2005.  From 1999 to 2003, he served at Com21 Corporation, a global supplier of system solutions for the broadband access market, where he was promoted from Corporate Controller to Vice President of Finance and Chief Financial Officer.  Prior to joining Com21 Corporation, Mr. Marimon was at KLA-Tencor Corporation for 11 years in a variety of senior executive financial management positions.  Mr. Marimon began his career with National Semiconductor Corporation.  Mr. Marimon holds a Masters of Management degree in finance and accounting from Northwestern University and a Bachelor of Arts degree in economics from the University of California, Los Angeles.

There are no arrangements or understandings between Mr. Marimon and any other persons pursuant to which Mr. Marimon was selected as an executive officer of the Company.  There are no family relationships between Mr. Marimon and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.

Pursuant to the terms of an offer letter dated October 6, 2008, Mr. Marimon’s total target cash compensation will be $260,000 per year, which includes target incentive compensation of $60,000.  The variable portion of Mr. Marimon’s incentive compensation, which constitutes half of his total target incentive compensation, is guaranteed for the fourth quarter of 2008, prorated from his date of hire, and for the first and second quarters of 2009.  Mr. Marimon will also receive an option to purchase 150,000 shares of the Company’s common stock that will vest over four years, subject to the terms and conditions of the Company’s 1999 Stock Option Plan and the approval of the Company’s Board of Directors.

ITEM 9.01(d) EXHIBITS

99.1         Press release of QuickLogic Corporation dated October 14, 2008 announcing the appointment of Ralph S. Marimon to the position of Vice President, Finance and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2008
QuickLogic Corporation

/s/ E. Thomas Hart
E. Thomas Hart Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release of QuickLogic Corporation dated October 14, 2008 announcing the appointment of Ralph S. Marimon to the position of Vice President, Finance and Chief Financial Officer.